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                                                                  EXHIBIT 24.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-23303 of National Mercantile Bancorp and subsidiary on Form S-8 of our report dated March 28, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph for a going concern uncertainty) appearing in this Annual Report on Form 10-K of National Mercantile Bancorp and subsidiary for the year ended December 31, 1995.


                                           Coopers & Lybrand LLP



April 15, 1996
Los Angeles, California